Exhibit 99.1

McKESSON REPORTS FISCAL 2021 THIRD-QUARTER RESULTS

Third-Quarter Highlights, Year-over-Year:
•Total revenues of $62.6 billion, reflecting 6% growth.
•McKesson recorded a pre-tax charge of $8.1 billion related to opioid litigation, resulting in third-quarter Loss per diluted share of $(39.03).
•Adjusted Earnings per diluted share of $4.60, an increase of 21%.
•Board of Directors authorized an additional $2.0 billion share repurchase program.

Fiscal 2021 Guidance:
•Increased fiscal 2021 Adjusted Earnings per diluted share guidance range to $16.95 to $17.25, from the previous range of $16.00 to $16.50.
•Fiscal 2021 Adjusted Earnings per diluted share guidance assumes $0.25 to $0.35 related to COVID-19 vaccine distribution and $0.20 to $0.30 related to the kitting and distribution of ancillary supplies for COVID-19 vaccines.

IRVING, Texas, February 2, 2021 - McKesson Corporation (NYSE:MCK) today reported results for the third quarter ended December 31, 2020.

Fiscal 2021 Third-Quarter Result Summary

	Third-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY21	FY20	Change	FY21	FY20	Change
Revenues	$62,599	$59,172	6%	$179,086	$172,516	4%
Income (loss) from Continuing Operations[1]	(6,226)	191	NM	(5,204)	(109)	NM
Adjusted Earnings[1,2]	741	685	8	1,978	1,971	—
Earnings (loss) per Diluted Share[1]	(39.03)	1.06	NM	(32.28)	(0.60)	NM
Adjusted Earnings per Diluted Share[1,2]	4.60	3.81	21	12.17	10.71	14
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“McKesson continued to demonstrate its operational excellence and extensive healthcare supply chain expertise, as we began the distribution of COVID-19 vaccine doses to the entire U.S. in the third quarter,” said Brian Tyler, chief executive officer. “McKesson’s long history of serving as the centralized distributor for the Vaccines for Children program for the Centers for Disease Control and Prevention, including during the H1N1 public health crisis, positions us well to distribute hundreds of millions of COVID-19 vaccines safely and efficiently to the right location, in the right quantity, and in the right condition. Our COVID-19 vaccine distribution has been highly successful, achieving all volume and timing requirements by the government, and I want to thank our 80,000 employees around the world for their tremendous efforts and dedication.”

“While the overall environment remains challenging due to the sustained impact of the COVID-19 pandemic, we are pleased to report third-quarter adjusted earnings results ahead of our expectations. McKesson’s performance reflects strong execution and the benefits from our ongoing strategic investments in the growth areas of oncology and biopharma services. Based on our year-to-date progress and the successful execution of distributing COVID-19 vaccines and ancillary supplies in the U.S., we are raising and narrowing our guidance range for fiscal 2021 and now expect Adjusted Earnings per diluted share of $16.95 to $17.25.”

Third-quarter revenues were $62.6 billion, up 6% from a year ago, driven by growth in the U.S. Pharmaceutical segment, largely due to market growth and higher specialty volumes, partially offset by branded to generic conversions.

Third-quarter Loss per diluted share of $(39.03) included a pre-tax $8.1 billion expense accrual related to opioid litigation and a pre-tax long-lived asset impairment charge of $115 million primarily related to McKesson’s retail pharmacy businesses in the International segment. Third-quarter Adjusted Earnings per diluted share does not include these charges.

Third-quarter Adjusted Earnings per diluted share was $4.60 compared to $3.81 a year ago, an increase of 21%, driven by a lower share count and growth in the Medical-Surgical Solutions segment, partially offset by a higher tax rate and the lapping of the prior year contribution from the company's now separated investment in Change Healthcare LLC ("Change Healthcare"). Third-quarter Adjusted Earnings per diluted share also included pre-tax net gains of approximately $30 million, or $0.14 per diluted share, associated with McKesson Ventures’ equity investments.

For the first nine months of the fiscal year, McKesson returned $709 million of cash to shareholders via $500 million of common stock repurchases and $209 million of dividend payments. During the first nine months of the fiscal year, McKesson generated cash from operations of $1.2 billion, and invested $427 million internally, resulting in Free Cash Flow of $745 million.

Opioid-related charges
•In the third quarter of fiscal 2021, McKesson recorded a GAAP-only pre-tax charge of $8.1 billion, $6.7 billion post-tax, related to the estimated liability for opioid-related claims of governmental entities. The Company is in ongoing, advanced discussions with state attorneys general and plaintiffs’ attorneys regarding a settlement framework under which the Company would pay its portion of a broad settlement over a period of 18 years. A loss in this amount has now been deemed probable and reasonably estimable.

U.S. Pharmaceutical Segment
•Third-quarter revenues were $49.5 billion, up 7%, driven by market growth and higher specialty volumes, partially offset by branded to generic conversions.
•Third-quarter Segment Operating Profit was $635 million and operating margin was 1.28%. Adjusted Segment Operating Profit was $656 million, up 2% from a year ago, driven by growth in specialty, partially offset by higher operating expenses in support of the company’s strategic growth initiatives. Adjusted operating margin was 1.33%, down 5 basis points.

International Segment
•Third-quarter revenues were $9.3 billion, down 6% on a reported basis and down 10% on an FX-Adjusted basis, driven by the contribution of McKesson's German wholesale business to a joint venture with Walgreens Boots Alliance.
•Third-quarter Segment Operating Loss was $(71) million and operating margin was (0.77)%, driven by a GAAP-only pre-tax long-lived asset impairment charge of $115 million primarily related to McKesson’s retail pharmacy businesses in Canada and Europe. Adjusted Segment Operating Profit was $158 million, up 9%. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $150 million, up 3%. Adjusted operating margin was 1.70%, up 23 basis points. On an FX-Adjusted basis, adjusted operating margin was 1.69%, up 22 basis points.

Medical-Surgical Solutions Segment
•Third-quarter revenues were $3.1 billion, up 43%, primarily driven by demand for COVID-19 tests in the Primary Care and Extended Care businesses.
•Third-quarter Segment Operating Profit was $260 million and operating margin was 8.51%. Adjusted Segment Operating Profit was $279 million, up 52%, driven by demand for COVID-19 tests and the contribution from kitting and distribution of ancillary supplies for COVID-19 vaccines, partially offset by inventory charges. Adjusted operating margin was 9.14%, up 55 basis points.

Prescription Technology Solutions Segment
•Third-quarter revenues were $777 million, up 9%, driven by new brand support programs and higher volumes of existing brand support programs.
•Third-quarter Segment Operating Profit was $114 million and operating margin was 14.67%. Adjusted Segment Operating Profit was $131 million, up 27%, reflecting organic growth in the segment. Adjusted operating margin was 16.86%, up from 14.43% in the prior year.

Company Updates
•McKesson launched Ontada, an oncology technology and insights business within the U.S. Pharmaceutical Segment, designed to support innovation, acceleration and evidence generation to drive better outcomes for cancer patients.
•McKesson’s Board of Directors authorized an additional $2.0 billion share repurchase program, demonstrating confidence in McKesson’s diversified capital allocation strategy.

Recent Sustainability and ESG Highlights
•Dr. Kelvin A. Baggett joined McKesson in the newly created role of chief impact officer effective November 30, 2020.
•McKesson issued its FY20 Corporate Responsibility report highlighting its strategy and action towards better health for people and the planet and has joined the United Nations Global Compact initiative, a voluntary leadership platform for the development, implementation and disclosure of responsible business practices.
•For the eighth consecutive year, McKesson was recognized as one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign (HRC) Foundation, achieving 100 percent on the HRC’s 2021 Corporate Equality Index.

Fiscal 2021 Outlook
McKesson raised and narrowed fiscal 2021 Adjusted Earnings per diluted share guidance to $16.95 to $17.25 from the previous range of $16.00 to $16.50 to primarily reflect improved growth in the business and the contribution from McKesson’s successful distribution of COVID-19 vaccines and ancillary supplies. Fiscal 2021 Adjusted Earnings per diluted share guidance assumes $0.25 to $0.35 related to COVID-19 vaccine distribution and $0.20 to $0.30 related to the kitting and distribution of ancillary supplies for COVID-19 vaccines.

Fiscal 2021 guidance continues to assume that a full recovery of pharmaceutical prescription volumes and patient visits will not occur this fiscal year.

Other remaining businesses
As a result of the segment realignment effective in the second quarter of fiscal 2021, Other reflects equity earnings and charges for retrospective periods for the company's previous investment in Change Healthcare, which was separated from the company during the fourth quarter of fiscal 2020.

Conference Call Details
The company has scheduled a conference call for today, Tuesday, February 2nd at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•Cowen 41st Annual Health Care Conference, March 1, 2021
Webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Equity Income from Change Healthcare, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we from time to time record significant charges from impairment to goodwill, intangibles and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; and we face uncertainties and risks related to vaccination distribution programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit https://www.mckesson.com.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Revenues	$62,599	$59,172	6%	$179,086	$172,516	4%
Cost of sales	(59,448)	(56,139)	6	(170,235)	(163,829)	4
Gross profit	3,151	3,033	4	8,851	8,687	2
Operating expenses	(2,291)	(2,535)	(10)	(6,625)	(6,779)	(2)
Claims and litigation charges, net	(8,067)	—	NM	(7,936)	(82)	NM
Goodwill impairment charges	—	(2)	(100)	(69)	(2)	NM
Restructuring, impairment, and related charges	(155)	(136)	14	(271)	(204)	33
Total operating expenses	(10,513)	(2,673)	293	(14,901)	(7,067)	111
Operating income (loss)	(7,362)	360	NM	(6,050)	1,620	(473)
Other income (expense), net	54	26	108	152	(15)	NM
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	(28)	(100)	—	(1,478)	(100)
Interest expense	(55)	(64)	(14)	(165)	(184)	(10)
Income (loss) from continuing operations before income taxes	(7,363)	294	NM	(6,063)	(57)	NM
Income tax benefit (expense)	1,189	(47)	NM	1,011	111	811
Income (loss) from continuing operations	(6,174)	247	NM	(5,052)	54	NM
Loss from discontinued operations, net of tax	—	(5)	(100)	(1)	(12)	(92)
Net income (loss)	(6,174)	242	NM	(5,053)	42	NM
Net income attributable to noncontrolling interests	(52)	(56)	(7)	(152)	(163)	(7)
Net income (loss) attributable to McKesson Corporation	$(6,226)	$186	NM	$(5,205)	$(121)	NM

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$(39.03)	$1.06	NM	$(32.28)	$(0.60)	NM
Discontinued operations	—	(0.03)	(100)	(0.01)	(0.06)	(83)
Total	$(39.03)	$1.03	NM	$(32.29)	$(0.66)	NM

Basic
Continuing operations	$(39.03)	$1.06	NM	$(32.28)	$(0.60)	NM
Discontinued operations	—	(0.02)	(100)	(0.01)	(0.06)	(83)
Total	$(39.03)	$1.04	NM	$(32.29)	$(0.66)	NM

Dividends declared per common share	$0.42	$0.41		$1.25	$1.21

Weighted-average common shares outstanding
Diluted	159.5	179.7	(11)%	161.2	183.1	(12)%
Basic	159.5	178.7	(11)	161.2	183.1	(12)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the three and nine months ended December 31, 2020 and for the nine months ended December 31, 2019 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM Computation not meaningful
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2021 and 2020 as well as our
Annual Report on Form 10-K for fiscal 2020.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Income (loss) from continuing operations (GAAP)	$(6,174)	$247	NM	$(5,052)	$54	NM
Net income attributable to noncontrolling interests (GAAP)	(52)	(56)	(7)	(152)	(163)	(7)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	(6,226)	191	NM	(5,204)	(109)	NM
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	109	177	(38)	321	547	(41)
Transaction-related expenses and adjustments (2) (3)	55	341	(84)	84	667	(87)
LIFO inventory-related adjustments	(11)	(66)	(83)	(115)	(114)	1
Gains from antitrust legal settlements	—	(22)	(100)	—	(22)	(100)
Restructuring, impairment, and related charges, net (4)	155	136	14	274	199	38
Claims and litigation charges, net (5) (6) (7)	8,067	—	NM	7,936	82	NM
Other adjustments, net (8) (9) (10) (11)	(1)	34	(103)	124	1,328	(91)
Income tax effect on pre-tax adjustments	(1,407)	(106)	NM	(1,438)	(607)	137
Net income attributable to noncontrolling interests effect on other adjustments, net (10)	—	—	NM	(4)	—	NM
Adjusted Earnings (Non-GAAP)	$741	$685	8%	$1,978	$1,971	—%

Diluted weighted-average common shares outstanding	161.0	179.7	(10)%	162.5	184.0	(12)%

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$(39.03)	$1.06	NM	$(32.28)	$(0.60)	NM
After-tax adjustments:
Amortization of acquisition-related intangibles	0.51	0.75	(32)	1.52	2.27	(33)
Transaction-related expenses and adjustments	0.34	1.71	(80)	0.49	2.99	(84)
LIFO inventory-related adjustments	(0.05)	(0.27)	(81)	(0.53)	(0.46)	15
Gains from antitrust legal settlements	—	(0.09)	(100)	—	(0.09)	(100)
Restructuring, impairment, and related charges, net	0.85	0.64	33	1.41	0.89	58
Claims and litigation charges, net	41.62	(0.12)	NM	40.65	0.33	NM
Other adjustments, net	—	0.13	(100)	0.65	5.39	(88)
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$4.60	$3.81	21%	$12.17	$10.71	14%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the three and nine months ended December 31, 2020 and the nine months ended December 31, 2019 using a weighted average of 159.5 million, 161.2 million, and 183.1 million common shares, respectively, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the three and nine months ended December 31, 2020 and the nine months ended December 31, 2019 on a fully diluted basis, using a weighted average of 161.0 million, 162.5 million, and 184.0 million common shares, respectively. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any footing differences in those items are due to different weighted average share counts. This methodology results in per share differences of $0.36, $0.26, and $0.01 for the three and nine months ended December 31, 2020 and the nine months ended December 31, 2019, respectively.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three and nine months ended December 31, 2020 was $4.58 and $12.15, respectively, which excludes the foreign currency exchange effect of $0.02 in both periods.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Gross profit (GAAP)	$3,151	$3,033	4%	$8,851	$8,687	2%
Pre-tax adjustments:
LIFO inventory-related adjustments	(11)	(66)	(83)	(115)	(114)	1
Gains from antitrust legal settlements	—	(22)	(100)	—	(22)	(100)
Restructuring, impairment, and related charges, net	—	—	NM	3	(5)	160
Other adjustments, net	(1)	—	NM	—	—	NM
Adjusted Gross Profit (Non-GAAP)	$3,139	$2,945	7%	$8,739	$8,546	2%

Total operating expenses (GAAP)	$(10,513)	$(2,673)	293%	$(14,901)	$(7,067)	111%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	109	113	(4)	321	343	(6)
Transaction-related expenses and adjustments (3)	55	324	(83)	84	357	(76)
Restructuring, impairment, and related charges, net (4)	155	136	14	271	204	33
Claims and litigation charges, net (5) (6) (7)	8,067	—	NM	7,936	82	NM
Other adjustments, net (10) (11)	(1)	23	(104)	123	27	356
Adjusted Operating Expenses (Non-GAAP)	$(2,128)	$(2,077)	2%	$(6,166)	$(6,054)	2%

Other income (expense), net (GAAP)	$54	$26	108%	$152	$(15)	NM
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	1	(100)	—	1	(100)
Transaction-related expenses and adjustments	—	2	(100)	—	5	(100)
Other adjustments, net (8)	1	10	(90)	1	133	(99)
Adjusted Other Income (Non-GAAP)	$55	$39	41%	$153	$124	23%

Equity earnings and charges from investment in Change Healthcare Joint Venture (GAAP)	$—	$(28)	(100)%	$—	$(1,478)	(100)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	—	63	(100)	—	203	(100)
Transaction-related expenses and adjustments (2)	—	15	(100)	—	305	(100)
Other adjustments, net (9)	—	1	(100)	—	1,168	(100)
Adjusted Equity Income from Change Healthcare (Non-GAAP)	$—	$51	(100)%	$—	$198	(100)%

Income tax benefit (expense) (GAAP)	$1,189	$(47)	NM	$1,011	$111	811%
Tax adjustments:
Amortization of acquisition-related intangibles	(27)	(43)	(37)	(75)	(130)	(42)
Transaction-related expenses and adjustments	—	(34)	(100)	(5)	(117)	(96)
LIFO inventory-related adjustments	3	17	(82)	30	29	3
Gains from antitrust legal settlements	—	6	(100)	—	6	(100)
Restructuring, impairment, and related charges, net	(17)	(21)	(19)	(44)	(36)	22
Claims and litigation charges, net	(1,365)	(21)	NM	(1,331)	(21)	NM
Other adjustments, net	(1)	(10)	(90)	(13)	(338)	(96)
Adjusted Income Tax Expense (Non-GAAP)	$(218)	$(153)	42%	$(427)	$(496)	(14)%
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Equity Income from Change Healthcare (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,
	2020			2019			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$49,495	$—	$49,495	$46,453	$—	$46,453	$—	$49,495	$—	$49,495	7%		7%	7%		7%
International	9,273	—	9,273	9,864	—	9,864	(386)	8,887	(386)	8,887	(6)		(6)	(10)		(10)
Medical-Surgical Solutions	3,054	—	3,054	2,141	—	2,141	—	3,054	—	3,054	43		43	43		43
Prescription Technology Solutions	777	—	777	714	—	714	—	777	—	777	9		9	9		9
Revenues	$62,599	$—	$62,599	$59,172	$—	$59,172	$(386)	$62,213	$(386)	$62,213	6%		6%	5%		5%

OPERATING PROFIT (LOSS) (4)
U.S. Pharmaceutical	$635	$21	$656	$677	$(34)	$643	$—	$635	$—	$656	(6)%		2%	(6)%		2%
International (3)	(71)	229	158	(290)	435	145	(2)	(73)	(8)	150	(76)		9	(75)		3
Medical-Surgical Solutions	260	19	279	124	60	184	—	260	—	279	110		52	110		52
Prescription Technology Solutions	114	17	131	82	21	103	—	114	—	131	39		27	39		27
Other (a) (1)	—	—	—	(33)	84	51	—	—	—	—	(100)		(100)	(100)		(100)
Subtotal	938	286	1,224	560	566	1,126	(2)	936	(8)	1,216	68		9	67		8
Corporate expenses, net (5)	(8,246)	8,088	(158)	(202)	34	(168)	1	(8,245)	1	(157)	NM		(6)	NM		(7)
Income (loss) from continuing operations before interest expense and income taxes	$(7,308)	$8,374	$1,066	$358	$600	$958	$(1)	$(7,309)	$(7)	$1,059	NM		11%	NM		11%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.28%		1.33%	1.46%		1.38%		1.28%		1.33%	(18)	bp	(5) bp	(18)	bp	(5) bp
International	(0.77)		1.70	(2.94)		1.47		(0.82)		1.69	217		23	212		22
Medical-Surgical Solutions	8.51		9.14	5.79		8.59		8.51		9.14	272		55	272		55
Prescription Technology Solutions	14.67		16.86	11.48		14.43		14.67		16.86	319		243	319		243
(a)Operating profit (loss) for Other for the three months ended December 31, 2019 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2020			2019			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$142,232	$—	$142,232	$135,855	$—	$135,855	$—	$142,232	$—	$142,232	5%	5%	5%	5%
International	27,365	—	27,365	28,592	—	28,592	(417)	26,948	(417)	26,948	(4)	(4)	(6)	(6)
Medical-Surgical Solutions	7,388	—	7,388	6,100	—	6,100	—	7,388	—	7,388	21	21	21	21
Prescription Technology Solutions	2,101	—	2,101	1,969	—	1,969	—	2,101	—	2,101	7	7	7	7
Revenues	$179,086	$—	$179,086	$172,516	$—	$172,516	$(417)	$178,669	$(417)	$178,669	4%	4%	4%	4%

OPERATING PROFIT (LOSS) (4)
U.S. Pharmaceutical (11)	$1,871	$33	$1,904	$1,894	$(23)	$1,871	$—	$1,871	$—	$1,904	(1)%	2%	(1)%	2%
International (3) (10)	(113)	460	347	(229)	553	324	4	(109)	(7)	340	(51)	7	(52)	5
Medical-Surgical Solutions	536	77	613	378	131	509	—	536	—	613	42	20	42	20
Prescription Technology Solutions	270	51	321	280	56	336	—	270	—	321	(4)	(4)	(4)	(4)
Other (a) (1) (2) (9)	—	—	—	(1,483)	1,681	198	—	—	—	—	(100)	(100)	(100)	(100)
Subtotal	2,564	621	3,185	840	2,398	3,238	4	2,568	(7)	3,178	205	(2)	206	(2)
Corporate expenses, net (5) (6) (7) (8)	(8,462)	8,003	(459)	(713)	289	(424)	—	(8,462)	—	(459)	NM	8	NM	8
Income (loss) from continuing operations before interest expense and income taxes	$(5,898)	$8,624	$2,726	$127	$2,687	$2,814	$4	$(5,894)	$(7)	$2,719	NM	(3)%	NM	(3)%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.32%		1.34%	1.39%		1.38%		1.32%		1.34%	(7) bp	(4) bp	(7) bp	(4) bp
International	(0.41)		1.27	(0.80)		1.13		(0.40)		1.26	39	14	40	13
Medical-Surgical Solutions	7.26		8.30	6.20		8.34		7.26		8.30	106	(4)	106	(4)
Prescription Technology Solutions	12.85		15.28	14.22		17.06		12.85		15.28	(137)	(178)	(137)	(178)
(a)Operating profit (loss) for Other for the nine months ended December 31, 2019 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	December 31, 2020	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$3,577	$4,015
Receivables, net	18,877	19,950
Inventories, net	19,211	16,734
Assets held for sale	15	906
Prepaid expenses and other	688	617
Total current assets	42,368	42,222
Property, plant, and equipment, net	2,518	2,365
Operating lease right-of-use assets	1,955	1,886
Goodwill	9,511	9,360
Intangible assets, net	2,980	3,156
Other non-current assets	2,513	2,258
Total assets	$61,845	$61,247

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY (DEFICIT)
Current liabilities
Drafts and accounts payable	$36,509	$37,195
Short-term borrowings	152	—
Current portion of long-term debt	777	1,052
Current portion of operating lease liabilities	384	354
Liabilities held for sale	14	683
Other accrued liabilities	4,094	3,340
Total current liabilities	41,930	42,624
Long-term debt	6,467	6,335
Long-term deferred tax liabilities	773	2,255
Long-term operating lease liabilities	1,747	1,660
Long-term litigation liabilities	8,067	—
Other non-current liabilities	1,846	1,662
Redeemable noncontrolling interests	1,292	1,402
McKesson Corporation stockholders’ equity (deficit)
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 273 and 272 shares issued at December 31, 2020 and March 31, 2020, respectively	2	2
Additional paid-in capital	6,847	6,663
Retained earnings	7,595	13,022
Accumulated other comprehensive loss	(1,503)	(1,703)
Treasury shares, at cost, 114 and 110 shares at December 31, 2020 and March 31, 2020, respectively	(13,418)	(12,892)
Total McKesson Corporation stockholders’ equity (deficit)	(477)	5,092
Noncontrolling interests	200	217
Total equity (deficit)	(277)	5,309
Total liabilities, redeemable noncontrolling interests, and equity (deficit)	$61,845	$61,247

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$(5,053)	$42
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation	237	239
Amortization	429	452
Goodwill and other asset impairment charges	236	113
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	1,478
Deferred taxes	(1,520)	(387)
Credits associated with last-in, first-out inventory method	(115)	(114)
Non-cash operating lease expense	264	276
Loss from sales of businesses and investments	50	8
Other non-cash items	67	534
Changes in assets and liabilities, net of acquisitions:
Receivables	1,500	(1,044)
Inventories	(2,046)	(689)
Drafts and accounts payable	(1,240)	(929)
Operating lease liabilities	(291)	(287)
Taxes	184	11
Litigation liabilities	8,067	—
Other	403	17
Net cash provided by (used in) operating activities	1,172	(280)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(293)	(242)
Capitalized software expenditures	(134)	(96)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(33)	(97)
Proceeds from sales of businesses and investments, net	325	6
Other	(75)	20
Net cash used in investing activities	(210)	(409)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	5,455	15,852
Repayments of short-term borrowings	(5,303)	(13,743)
Proceeds from issuances of long-term debt	500	—
Repayments of long-term debt	(1,030)	(8)
Common stock transactions:
Issuances	55	89
Share repurchases, including shares surrendered for tax withholding	(526)	(1,951)
Dividends paid	(209)	(222)
Other	(118)	(271)
Net cash used in financing activities	(1,176)	(254)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(77)	27
Net decrease in cash, cash equivalents, and restricted cash	(291)	(916)
Cash, cash equivalents, and restricted cash at beginning of period	4,023	2,981
Cash, cash equivalents, and restricted cash at end of period	3,732	2,065
Less: Restricted cash at end of period included in Prepaid expenses and other	(155)	—
Cash and cash equivalents at end of period	$3,577	$2,065

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2020	2019	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by (used in) operating activities	$1,172	$(280)	519%
Net cash used in investing activities	(210)	(409)	(49)
Net cash used in financing activities	(1,176)	(254)	363
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(77)	27	(385)
Net decrease in cash, cash equivalents, and restricted cash	$(291)	$(916)	(68)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by (used in) operating activities	$1,172	$(280)	519%
Payments for property, plant, and equipment	(293)	(242)	21
Capitalized software expenditures	(134)	(96)	40
Free Cash Flow (Non-GAAP)	$745	$(618)	221%

For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Amortization of acquisition-related intangibles includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $63 million for the three months ended December 31, 2019 and $203 million for the nine months ended December 31, 2019. These charges are included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the nine months ended December 31, 2019 includes a pre-tax charge of $246 million ($184 million after-tax) within Other, representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment in Change Healthcare Joint Venture carrying value. Upon the completion of the IPO by Change Healthcare Inc. in July 2019, McKesson's equity ownership interest in the joint venture diluted from approximately 70% to 58.5%. This charge is included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2020 includes charges of $47 million (pre-tax and after-tax) and $57 million (pre-tax and after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to the contribution of the majority of our German pharmaceutical wholesale business to create a joint venture in which McKesson has a non-controlling interest within our International segment. On November 2, 2020, McKesson announced the completion of the creation of the joint venture. Transaction-related expenses and adjustments for the three and nine months ended December 31, 2019 includes a charge of $282 million (pre-tax and after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to the joint venture for those reporting periods. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Restructuring, impairment, and related charges, net for the three and nine months ended December 31, 2020 includes pre-tax charges of $155 million ($138 million after-tax) and $271 million ($227 million after-tax), respectively, primarily for our Canada and Europe businesses as well as Corporate expenses, net. The three and nine months ended December 31, 2019 includes charges of $136 million ($115 million after-tax) and $204 million ($167 million after-tax), respectively, primarily for our Europe and Canada businesses as well as Corporate expenses, net. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the three and nine months ended December 31, 2020 and 2019 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Claims and litigation charges, net for the three and nine months ended December 31, 2020 includes a pre-tax charge of $8.1 billion ($6.7 billion after-tax) related to our estimated liability for opioid-related claims of states, their political subdivisions, and other government entities, within Corporate expenses, net. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Claims and litigation charges, net for the nine months ended December 31, 2020 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. In prior periods, this gain was included under other adjustments, net.

2 of 2
FINANCIAL STATEMENT NOTES (continued)

(7)Claims and litigation charges, net for the nine months ended December 31, 2019 includes a pre-tax charge of $82 million ($61 million after-tax) recorded in connection with an agreement to settle all opioids related claims filed by two Ohio counties within Corporate expenses, net. The related $21 million income tax benefit was recognized in the three and the nine months ended December 31, 2019. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. In prior periods, this charge was included under other adjustments, net.

(8)Other adjustments, net for the nine months ended December 31, 2019 includes pre-tax charges of $122 million ($90 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate expenses, net. This charge is included under "other income (expense), net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Other adjustments, net for the nine months ended December 31, 2019 includes a pre-tax charge of $1.2 billion ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture within Other. This charge is included under “equity earnings and charges from investment in Change Healthcare Joint Venture” in the reconciliation of McKesson’s GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the nine months ended December 31, 2020 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Other adjustments, net for the nine months ended December 31, 2020 includes a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. To the extent that further court decisions do not strike down the law, we will face liability under the OSA and we believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Equity Income from Change Healthcare (Non-GAAP): We define Adjusted Equity Income from Change Healthcare as GAAP equity earnings and charges from investment in Change Healthcare Joint Venture, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. Adjusted Earnings per Diluted Share was not previously adjusted for the effect of potentially dilutive securities issued by the Change Healthcare Joint Venture.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted results per diluted share.

3 of 3
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.